UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2018

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 4 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT ON A REGISTRANT.

On January 12, 2018, Qumu Corporation (the “Company”) and its wholly-owned subsidiary, Qumu, Inc., entered into a term loan credit agreement (the “Credit Agreement”) with ESW Holdings, Inc. as lender and administrative agent (the “Administrative Agent”) pursuant to which the Company borrowed $10 million in the form of a term loan.

The Company issued a press release relating to the Credit Agreement on January 16, 2018, which is attached hereto as Exhibit 99.1.

Under the Credit Agreement, the term loan is scheduled to mature on January 10, 2020. Interest will accrue and compound monthly at a variable rate per annum equal to the prime rate plus 4%. The Company may prepay the term loan at any time with the payment of a pre-payment fee of 10% of the amount prepaid. The Company is obligated to prepay the term loan, with the payment of the applicable pre-payment fee, with the net proceeds from certain dispositions, issuances of equity or debt securities, extraordinary transactions and upon a change of control. Notwithstanding the foregoing, the disposition of the Company’s interest in BriefCam, Ltd. will not trigger a mandatory pre-payment and the pre-payment fee will not attach to a voluntary pre-payment from proceeds of the disposition of BriefCam, Ltd.

The Credit Agreement contains affirmative and negative covenants and requirements relating to the Company and its operations. The affirmative covenants require, among other things, that the Company deliver to the administrative agent financial statements, annual operating plan, updated schedules, various reports, compliance certificates and other information. There are also affirmative covenants relating to access to collateral and the Company’s books and records, insurance, compliance with laws, payment of taxes, maintenance of existence, employee benefit plans, maintenance of accounts, and environmental matters. The negative covenants prohibit the Company from incurring debt, encumbering its assets, exceeding operating lease expense amounts, making dividends, distributions or payments on the Company’s capital stock, being a party to any acquisition or any merger or consolidation or similar transaction, modifying its organizational documents, entering into certain transactions with affiliates, making certain transfers to or conducting certain business through foreign subsidiaries, and incentivizing accelerated customer payments. The negative covenants of the Credit Agreement also require the Company to meet financial covenants beginning with the quarter ended September 30, 2018 relating to minimum core bookings, maximum deferred revenue non-current, minimum subscription, and maintenance and support revenue and minimum subscription and maintenance and support dollar renewal rates.

Upon certain events of default relating to bankruptcy or insolvency, the obligations under the Credit Agreement will become immediately due and payable. Upon other events of default – including relating to non-payment of the term loan obligations, non-payment of other debt, default of other material obligations, non-compliance with loan documents, breach of representations or warranties, certain pension plan events, certain judgements, invalidity of collateral documents, termination of the Company’s reporting obligations to the Securities and Exchange Commission or failure to be listed on any national stock exchange, material adverse effect and cessation of business – the Administrative Agent may declare all or any part of the obligations under the Credit Agreement to be due and payable.

Pursuant to a Guaranty and Collateral Agreement dated January 12, 2018 in favor of the Administrative Agent (the “Collateral Agreement”), the Company granted a first priority security interest in substantially all of its properties, rights and assets (including equity interests of the Company’s subsidiaries) and Qumu, Inc. provided a full and unconditional guaranty of the Company’s obligations under the Credit Agreement.

The foregoing summaries of the Credit Agreement and Collateral Agreement do not purport to be complete and are subject to and qualified in their respective entirety by reference to the Credit Agreement and Collateral Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Company used $8,828,000 of the $10,000,000 term loan proceeds provided through the Credit Agreement to pay all outstanding obligations under that certain Term Loan Credit Agreement dated as of October 21, 2016 among the Company, Qumu, Inc., HCP-FVD, LLC, as lender and Hale Capital Partners, LP, as administrative agent. Concurrently with such repayment, the October 21, 2016 Term Loan Credit Agreement terminated by its terms effective January 12, 2018.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Credit Agreement, on January 12, 2018, the Company issued to the Administrative Agent a warrant to purchase 925,000 shares of the Company’s common stock, which warrant is attached hereto as Exhibit 10.3. The warrant has an exercise price of $1.96 per share (subject to anti-dilution adjustments), an expiration date of January 12, 2028, and is transferrable. The warrant may be exercised either for cash or on a cashless “net exercise” basis. Upon a “Fundamental Transaction” as defined in the warrant, the warrant holder has right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon such exercise of the warrant. Alternatively, the holder may require the Company to purchase the warrant from the holder thereof for a cash amount equal to the greater of the Original Issuance Value ($1,936,535) of the remaining unexercised portion of the warrant and the Black-Scholes value of the remaining unexercised portion of the warrant through the date of consummation of the Fundamental Transaction. Pursuant to the terms of the warrant, the Company is obligated to file and cause to be effective a registration statement to register the resale of the shares of common stock underlying the warrant.

The issuance of the warrant was a transaction not registered under the Securities Act of 1933, as amended. Other than agreements with respect to the Credit Agreement and as otherwise described in this Current Report on Form 8-K, there are no other agreements between the Company and ESW Holdings, Inc. Based on the manner of sale of the shares, the Company believes that the issuance is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Term Loan Credit Agreement dated January 12, 2018 by and among Qumu Corporation, Qumu, Inc., the Lenders party thereto and ESW Holdings, Inc. as Administrative Agent.
10.2	Guaranty and Collateral Agreement dated January 12, 2018 by Qumu Corporation and Qumu, Inc. in favor of ESW Holdings, Inc. as administrative agent.
10.3	Warrant No. 2 to Purchase 925,000 shares of Common Stock issued by Qumu Corporation to ESW Holdings, Inc. on January 12, 2018.
99.1	Press Release issued by Qumu Corporation on January 16, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: January 12, 2018